Exhibit 99.1

FPIC Insurance Group, Inc.
REPORTS FOURTH QUARTER AND YEAR 2008 RESULTS

JACKSONVILLE, Fla. (Business Wire) – March 4, 2009 – FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ:  FPIC) reported for the fourth quarter of 2008:

—	operating earnings(1) of $9.7 million, or $1.19 per diluted common share, as compared to $15.3 million, or $1.64 per diluted common share, for the fourth quarter 2007; and

—	net income of $4.5 million, or $0.55 per diluted common share, as compared to $15.1 million, or $1.62 per diluted common share, for the fourth quarter 2007.

For the year ended December 31, 2008, FPIC reported:

—	operating earnings(1) of $41.1 million, or $4.76 per diluted common share, as compared to $51.4 million, or $5.27 per diluted common share, for the year ended December 31, 2007; and

—	net income of $32.1 million, or $3.72 per diluted common share, as compared to $50.9 million, or $5.21 per diluted common share, for the year ended December 31, 2007.

(1)
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report operating earnings and certain other non-GAAP financial measures widely used in the insurance industry to assist in evaluating financial performance over time.  For additional information see the section entitled Non-GAAP Financial Measures, found later in this press release.

The results for the year ended December 31, 2007 include a $9.7 million after-tax gain ($0.99 per diluted common share) resulting from the commutation, effective January 1, 2007, of all reinsurance treaties under which our subsidiary, First Professionals Insurance Company, Inc. (“First Professionals”), acted as a reinsurer for Physicians’ Reciprocal Insurers (“PRI”).  Net income for the year ended December 31, 2007 includes a loss from discontinued operations of $0.2 million.  Underwriting expenses for 2008 and 2007 also include recoveries of $2.7 million and assessments of $4.2 million, respectively, related to assessments from the Florida Insurance Guaranty Association (“FIGA”).  Certain other factors affecting our comparative results for the fourth quarter and year 2008 are discussed in the “Unaudited Financial and Operational Highlights” section below.

“We are pleased to report continued strong operating performance during the fourth quarter and year ended 2008,” said John R. Byers, President and Chief Executive Officer.  “Our operating results benefited from the continuation of overall favorable claims results, as well as the success of our business development and capital management initiatives.  As we move into 2009, we are a financially strong and well-positioned organization with an unwavering focus on creating sustainable shareholder value.”

Commenting on the turbulent financial markets, Mr. Byers added, “While we have realized some investment losses due to the dramatic downturn in the financial markets, we continue to take comfort in the overall quality and diversification of our investment portfolio.”

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Unaudited Financial and Operational Highlights for Fourth Quarter 2008
(as compared to fourth quarter 2007 unless otherwise indicated)

—	Operating earnings decreased 37 percent (27 percent on a diluted per share basis).
—	Net income decreased 70 percent (66 percent on a diluted per share basis).
—
During the quarter, we recognized $4.5 million in favorable prior year reserve development compared to $7.0 million in the fourth quarter 2007.  The prior year’s quarter also included the cumulative impact of a reduction in the 2007 accident year loss provision due to favorable loss trends.  The resulting calendar year loss ratio was 57.3 percent for the fourth quarter 2008 compared to 47.3 percent for the fourth quarter 2007.

—
As a result of the downturn in the financial markets and other factors, we determined that certain investment securities were other-than-temporarily impaired (“OTTI”).  Accordingly, we recognized OTTI charges of $8.6 million ($2.7 million for fixed income securities and $5.9 million for equity securities).  For the full year 2008, we recorded $13.5 million for investments that were other-than-temporarily impaired ($6.3 million in fixed income securities, $6.8 million in equity securities and $0.4 million for other invested assets.)

—
As of December 31, 2008, our cash and invested assets portfolio totaled $712.7 million and consisted of 89 percent fixed income securities, 2 percent equity securities, 8 percent cash and 1 percent other invested assets.  Our fixed income portfolio had an average Moody’s credit quality rating of Aa2 (High Quality).

—
Consolidated revenues declined 25 percent, in part due to the OTTI charges described above.  Excluding OTTI charges, consolidated revenues declined 11 percent for the fourth quarter (12 percent for the year 2008) as a result of lower net premiums earned and lower net investment income.

—	Net premiums written declined 9 percent, primarily as a result of lower rates in our Florida market offset to some extent by 3 percent net growth in professional liability policyholders.
—
Our retention of existing business for the year was 96 percent in Florida and nationally compared to 95 percent and 94 percent, respectively in 2007.  We also grew our management services business during the year, adding 174 policyholders under alternative risk arrangements during the year.

—
Net investment income was 7 percent lower as a result of cash used to repurchase shares of our common stock.  Overall yield remained level, with the lower yield on cash offset by higher fixed income yields.  For the year, net investment income declined 3 percent.

—	Our expense ratio increased to 22.1 percent from 20.7 percent for the prior year’s quarter, primarily due to lower net premiums earned.
—
Book value per common share was $33.31 as of December 31, 2008 compared to $33.03 as of December 31, 2007.  The statutory surplus of our insurance subsidiaries as of December 31, 2008 was $242.8 million and the ratio of net premiums written to surplus was 0.7 to 1.

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—
On a trade date basis, we repurchased 477,725 shares of our common stock during the fourth quarter at an average price of $44.51 per share, and for the full year 2008 repurchased 1,477,741 shares of our common stock at an average price of $45.10 per share.  Through February 27, 2009, we have repurchased an additional 191,950 shares of our common stock, on a trade date basis, at an average price of $39.03 per share and had remaining authority from our Board of Directors to repurchase an additional 260,852 shares as of that date.

Conference Call Information

We will host a conference call at 11:00 a.m., Eastern Time, Thursday, March 5, 2009, to review our fourth quarter and year 2008 results.  To access the conference call, dial (866) 830-9065 (USA and Canada) or (660) 422-4543 (International) and use the conference ID code 82518335.

The conference call will also be broadcast live over the Internet in a listen-only format via our corporate website at http://www.fpic.com.  To access the call from FPIC’s home page, click on “Investor Relations” and a conference call link will be provided to connect you to the broadcast.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, March 5, 2009, via e-mail at ir@fpic.com or through our corporate website at http://www.fpic.com, where a link on the “Investor Relations” page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 2:30 p.m., Eastern Time, Thursday, March 5, 2009, and ending at 11:59 p.m., Eastern Time, Thursday, March 12, 2009.  To access the telephone replay, dial (800) 642-1687 (USA and Canada) or (706) 645-9291 (International) and use the access code 82518335.  A replay of the conference call webcast will also be available beginning at 2:30 p.m., Eastern Time, Thursday, March 5, 2009, on FPIC’s website.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing.  Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.  You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.

Factors that might cause our results to differ materially from those expressed or implied by the forward-looking statements contained in this press release include, but are not limited to:

i)	The effect of negative developments and cyclical changes in the medical professional liability insurance business;
ii)
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

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iii)	Business risks that result from our size, products, and geographic concentration;
iv)
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

v)	The actual amount of our new and renewal business;
vi)	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;
vii)	The unpredictability of court decisions and our exposure to claims for extra contractual damages and losses in excess of policy limits;
viii)	Developments in financial and securities markets that could affect our investment portfolio;
ix)	Legislative, regulatory or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;
x)	The passage of additional or repeal of current tort reform measures, and the effect of such current measures and tort reform measures already in effect;
xi)	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;
xii)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
xiii)	The loss of the services of any key members of senior management;
xiv)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf; and
xv)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008, including Item 1A.  Risk Factors and Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the Securities and Exchange Commission on March 4, 2009.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement the consolidated financial information presented herein in accordance with GAAP, we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time.  Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized capital gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations.  Tangible book value is a further non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

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The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, see the table captioned “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures,” provided later in this release.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

Corporate Profile

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information

FPIC Insurance Group, Inc.
Investor Relations, Dana Mullins,
904-360-3612
225 Water Street, Suite 1400
Jacksonville, Florida  32202

For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Selected Data Based on the Consolidated Statements of Income:

(in thousands, except earnings per common share)	For the Quarter Ended		For the Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenues
Net premiums earned	$43,651	49,433	$172,830	198,899
Net investment income	7,307	7,861	30,295	31,309
Net realized investment losses	(8,028)	(402)	(13,552)	(565)
Other income	85	84	432	381
Total revenues	43,015	56,976	190,005	230,024

Expenses
Net losses and loss adjustment expenses	25,001	23,398	99,721	103,852
Other underwriting expenses	9,635	10,222	37,992	44,880
Interest expense on debt	921	1,149	3,827	4,472
Other expenses	290	6	412	62
Total expenses	35,847	34,775	141,952	153,266

Income from continuing operations before income taxes	7,168	22,201	48,053	76,758
Less: Income tax expense	2,710	7,138	15,953	25,668
Income from continuing operations	4,458	15,063	32,100	51,090

Discontinued operations
Income from discontinued operations (net of income taxes)	—	—	—	—
Loss on disposal of discontinued operations (net of income taxes)	—	—	—	(191)
Discontinued operations	—	—	—	(191)

Net income	$4,458	15,063	$32,100	50,899

Basic earnings per common share:
Income from continuing operations	$0.56	1.68	$3.83	5.42
Discontinued operations	—	—	—	(0.02)
Net income	$0.56	1.68	$3.83	5.40

Basic weighted-average common shares outstanding	7,902	8,966	8,374	9,418

Diluted earnings per common share:
Income from continuing operations	$0.55	1.62	$3.72	5.23
Discontinued operations	—	—	—	(0.02)
Net income	$0.55	1.62	$3.72	5.21

Diluted weighted-average common shares outstanding	8,120	9,321	8,637	9,768

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Selected Data Based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows:

(in thousands, except data per common share)	As of	As of
	December 31, 2008	December 31, 2007
Total cash and investments	$712,665	782,310
Total assets	$997,985	1,077,022
Liability for losses and loss adjustment expenses ("LAE")	$555,848	585,087
Liability for losses and LAE, net of reinsurance	$419,997	440,752
Long-term debt	$46,083	46,083
Accumulated other comprehensive loss, net	$(12,389)	(884)
Total shareholders' equity	$259,894	295,597
Book value per common share	$33.31	33.03
Book value per common share, excluding the impact of net unrealized investment losses (1), (2)	$34.30	33.05
Tangible book value per common share (1), (3)	$31.92	31.82
Common shares outstanding	7,803	8,949
Consolidated statutory surplus of insurance subsidiaries	$242,812	261,572

(in thousands)	For the Quarter Ended		For the Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Cash flows from continuing operations
Net cash provided by (used in) operating activities (4)	$4,672	19,149	$21,054	(31,409)
Net cash provided by (used in) investing activities	$10,590	(18,205)	$26,319	11,612
Net cash used in financing activities	$(20,425)	(9,167)	$(59,122)	(48,471)

Cash flows from discontinued operations
Net cash used in discontinued operations	$—	—	$—	(191)

(1)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.

(2)	Excludes the impact of accumulated other comprehensive loss associated with investments of $7.7 million as of December 31, 2008 and $0.2 million as of December 31, 2007.
(3)	Excludes goodwill of $10.8 million as of December 31, 2008 and December 31, 2007.
(4)
Net cash used in operating activities for the year ended December 31, 2007 reflects a payment of $87.7 million as the result of the commutation of reinsurance treaties with PRI effective January 1, 2007.

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Selected Insurance Data:

(in thousands)	For the Quarter Ended
	December 31, 2008		Percentage Change	December 31, 2007
Direct premiums written	$36,132	(1)	-8%	39,302
Assumed premiums written	—		0%	—
Ceded premiums written	(4,225)	(1)	1%	(4,262)
Net premiums written	$31,907		-9%	35,040

(in thousands)	For the Year Ended
	December 31, 2008		Percentage Change	December 31, 2007
Direct premiums written	$185,836	(1)	-10%	206,040
Assumed premiums written	(6)		0%	—
Commutation of assumed premiums written	—		100%	(54,465) (2)
Ceded premiums written	(23,548)	(1)	0%	(23,632)
Net premiums written	$162,282		27%	127,943 (2)

	As of December 31, 2008		Percentage Change	As of December 31, 2007
Professional liability policyholders	13,728		3%	13,372
Professional liability policyholders under alternative risk arrangements	174		—	—
Total professional liability policyholders	13,902		4%	13,372

(1)
Includes $0.7 million and $2.9 million of premiums associated with alternative risk arrangements for the three months and year ended December 31, 2008, respectively.  Management fees for such arrangements are included in other income.

(2)
During February 2007, our subsidiary, First Professionals, commuted, effective January 1, 2007, all assumed reinsurance treaties with PRI under which First Professionals acted as a reinsurer.  Excluding the impact of the PRI commutation, net premiums written were $182.4 million for the year ended December 31, 2007.

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Selected Insurance Data (continued):

(in thousands)	For the Year Ended
	December 31, 2008	Percentage Change	December 31, 2007
Net paid losses	$67,190	-27%	91,464
Less: net paid losses on assumed business in run-off and commuted reinsurance agreements	498	-98%	30,001
Net paid losses excluding assumed business in run-off and commuted reinsurance agreements	66,692	9%	61,463

Net paid LAE	53,286	-4%	55,724
Less: net paid LAE on assumed business in run-off and commuted reinsurance agreements	72	22%	59
Net paid LAE excluding assumed business in run-off and commuted reinsurance agreements	53,214	-4%	55,665

Net paid losses and LAE excluding assumed business in run-off and commuted reinsurance agreements	$119,906	2%	117,128

	For the Year Ended
	December 31, 2008	Percentage Change	December 31, 2007
Total professional liability claims closed without indemnity payment	578	-21%	730
Total professional liability incidents closed without indemnity payment	824	-27%	1,125
Total professional liability claims and incidents closed without indemnity payment	1,402	-24%	1,855

Total professional liability claims with indemnity payment	330	6%	311

CWIP Ratio (1)	36%		30%

CWIP Ratio, including incidents (1)	19%		14%

(1)
The claims with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

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Selected Insurance Data (continued):

	For the Year Ended
	December 31, 2008	Percentage Change	December 31, 2007
Total professional liability claims reported during the period	738	6%	693
Total professional liability incidents reported during the period	1,015	10%	926
Total professional liability claims and incidents reported during the period	1,753	8%	1,619

Total professional liability claims and incidents that remained open	3,359	1%	3,342

Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of our Combined Ratio to the Combined Ratio, Excluding the Impact of Reinsurance Commutations and Insurance Guaranty Fund Assessments (or Recoveries):

		For the Quarter Ended		For the Year Ended
		December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Loss ratio
Current accident year		67.6%	61.5%	67.5%	67.3%
Commutation of assumed premiums written - prior accident years	D	0.0%	0.0%	0.0%	-7.1%
Prior accident years		-10.3%	-14.2%	-9.8%	-8.0%
Calendar year loss ratio	A	57.3%	47.3%	57.7%	52.2%

Underwriting expense ratio	B	22.1%	20.7%	22.0%	22.6%
Commutation of assumed premiums written		0.0%	0.0%	0.0%	-0.9%
Insurance guaranty fund assessments or (recoveries)		-0.3%	-0.8%	-1.5%	1.8%
Underwriting expense ratio excluding the impact of reinsurance commutations and insurance guaranty fund assessments or (recoveries)	C	22.4%	21.5%	23.5%	21.7%

Combined ratio (Sum of A+B)		79.4%	68.0%	79.7%	74.8%

Combined ratio, excluding the impact of reinsurance commutations and insurance guaranty fund assessments or (recoveries) (Sum of A-D+C)		79.7%	68.8%	81.2%	81.0%

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Reconciliation of Net Income to Operating Earnings:

(in thousands, except earnings per common share)	For the Quarter Ended		For the Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net income	$4,458	15,063	$32,100	50,899

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment losses, net of income taxes	(5,199)	(247)	(8,999)	(347)
Less: Discontinued operations, net of income taxes	—	—	—	(191)
Total adjustments	(5,199)	(247)	(8,999)	(538)

Operating earnings	$9,657	15,310	$41,099	51,437

Diluted earnings per common share
Net income	$0.55	1.62	$3.72	5.21
Adjustments to reconcile net income to operating earnings	0.64	0.02	1.04	0.06
Operating earnings	$1.19	1.64	$4.76	5.27

Diluted weighted-average common shares outstanding	8,120	9,321	8,637	9,768

Reconciliation of Shareholders’ Equity to Tangible Shareholders’ Equity:

(in thousands, except book value and tangible book value per common share)	As of	As of
	December 31, 2008	December 31, 2007
Total shareholders' equity	$259,894	295,597
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Goodwill	(10,833)	(10,833)
Tangible shareholders' equity	$249,061	284,764

Common shares outstanding	7,803	8,949

Book value per common share	$33.31	33.03

Tangible book value per common share	$31.92	31.82

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Reconciliation of Book Value per Common Share to Book Value per Common Share, Excluding the Impact of Unrealized Investment Losses:

(in thousands, except per common share data)	As of	As of
	December 31, 2008	December 31, 2007
Shareholders' equity	$259,894	295,597
Less: accumulated other comprehensive loss associated with investments	(7,721)	(156)
Shareholders' equity, excluding accumulated other comprehensive loss associated with investments	$267,615	295,753

Common shares outstanding	7,803	8,949

Book value per common share	$33.31	33.03

Book value per common share, excluding the impact of unrealized investment losses	$34.30	33.05

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